Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273089

PROSPECTUS SUPPLEMENT
(to Prospectus Dated July 20, 2023)

Up to $25,000,000

Energy Vault Holdings, Inc.

Common Stock

This prospectus supplement relates to the issuance and sale of up to $25,000,000 of newly issued shares of our common stock, par value $0.001 per share (the “Shares”), that we may sell to Hudson Global Ventures, LLC (“Hudson Global”), from time to time pursuant to the Equity Purchase Agreement, dated as of March 31, 2025 (the “Purchase Agreement”), that we have entered into with Hudson Global, including 452,000 shares of our common stock, valued at $406,845.20 at the time of issuance, that were issued to Hudson Global on May 15, 2025 as commitment shares under the Purchase Agreement (the “Commitment Shares”). This prospectus supplement and the accompanying base prospectus also cover the resale of these shares by Hudson Global to the public. See “The Hudson Global Transaction” for a description of the Purchase Agreement and additional information regarding Hudson Global. Hudson Global is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Shares will be based upon a formula set forth in the Purchase Agreement and will fluctuate based on the market price of our common stock at the time we submit a purchase notice to Hudson Global. We will pay the expenses incurred in connection with the issuance of the shares of our common stock. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NRGV.” On May 29, 2025 the last sale price of our common stock as reported on the NYSE was $0.93 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—--Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

An investment in our common stock involves significant risks. These risks are described in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 30, 2025.

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you in connection with this offering. We have not authorized anyone to provide you with different information, and you should not rely on any information not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common stock. We are not offering to sell shares of our common stock or seeking offers to buy shares of our common stock in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our common stock pursuant to this prospectus supplement and important business information about us and also adds to and updates information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the offering being made pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-273089) (the “Registration Statement”) that we filed with the SEC using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our Registration Statement, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the Registration Statement, you should refer to that agreement or document for its complete contents.

You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before investing in our common stock.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise specified, references to the “Company,” “we,” “us” or “our,” are to Energy Vault Holdings, Inc. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, and our ability to cure our NYSE price deficiency and meet the continued listing requirements of the NYSE, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

• changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans;

• the implementation, market acceptance and success of our business model and growth strategy;

• our ability to develop and maintain our brand and reputation;

• developments and projections relating to our business, our competitors, and industry;

• the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs;

• investment in development projects that may not achieve commercial operations in our predicted timeframe or at all;

• our efforts to diversify our supply chain to lessen the impact of tariffs;

• the impact of health epidemics on our business and the actions we may take in response thereto;

• our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

• expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

• our future capital requirements and sources and uses of cash;

• the international nature of our operations and the impact of war or other hostilities on our business and global markets;

• our ability to obtain funding for our operations and future growth;

• our business, expansion plans and opportunities, including our expectation that our first two-owned projects will begin generating revenue in 2025; and

• our anticipated proceeds from this offering, if any.

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You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our 2024 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Additionally, our discussions of environmental, social, and governance (“ESG”) assessments, goals and relevant issues herein or in other locations, including our corporate website, are informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. References to “materiality” in the context of such discussions and any related assessment of ESG “materiality” may differ from the definition of “materiality” under the federal securities laws for SEC reporting purposes. Furthermore, much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, we note that standards and expectations regarding greenhouse gas (“GHG”) accounting and the process for measuring and counting GHG emissions and GHG emissions reductions are evolving, and it is possible that our approaches both to measuring our emissions and any reductions may be at some point, either currently or in the future, considered not in keeping with best practices. In addition, our disclosures based on any standards may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering and information about our business. Before making an investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth in the section titled “Risk Factors,” beginning on page S-12 of this prospectus supplement and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and as described or may be described in any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

Energy Vault provides a diverse technology portfolio of turnkey energy storage platforms, including proprietary gravity, battery, and green hydrogen energy storage hardware technologies, supported by our technology-agnostic energy management system software and integration platform. In 2024, we began a multi-year transition from providing this technology portfolio solely to third parties through a build-and-transfer model or licensing model, to also taking an ownership interest in energy storage assets in select attractive markets. We believe that our experience in the build-and-transfer business, combined with our proprietary energy storage technologies and geographical footprint, uniquely positions us to build and operate storage projects with superior efficiency and reliability.

We incorporate a customer-centric, solutions-based approach toward helping utilities, independent power producers (“IPP”), and large industrial energy users reduce their energy costs while maintaining power reliability. As the global demand for electricity increases and the world transitions to an economy powered by increasingly intermittent renewable energy such as solar and wind, the ability to provide clean, reliable, and affordable electricity to a growing global population will depend heavily on the ability to store and distribute energy at appropriate times. We are striving to create a world powered by renewable resources so that everyone will have access to clean, reliable, sustainable, and affordable energy.

Our mission is to provide energy storage solutions to accelerate the global transition to renewable energy.

We leverage our sustainable and differentiated technologies to provide economical solutions to meet short, long, and extended-duration energy storage needs through ownership of assets or through sales of our energy storage products. Our energy storage solutions are designed to accommodate a wide variety of power sources and to achieve an attractive levelized cost of energy relative to fossil fuels.

We anticipate that our market will be characterized by high growth and rapidly evolving use cases and requirements. We believe that the majority of our competitors are primarily focused on the development and marketing of vertically siloed solutions based on a singular energy storage technology. Alternatively, we have strategically chosen to design an agile and agnostic software platform that can orchestrate the management of not just one energy storage technology, but rather one or more of our diverse storage mediums and the underlying power generation assets to harmonize asset operation and drive competitive operational performance. We expect that this will broaden the use cases and time duration scenarios that can be addressed by certain sources of renewable power, and thereby drive a faster transition to more widespread utilization of renewable power, as well as provide reliable additional power during peak demand periods or generation outages.

Our range of energy storage solutions provides alternatives to our customers to have what they need today, as well as what they will need in the future, thereby protecting their investments in our products within this high-growth market and its rapidly evolving use cases and requirements. For these reasons, we believe we are well positioned to compete successfully in the evolving market for energy storage solutions.

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Our diversified portfolio of storage solutions are designed to enhance grid stability and improve overall efficiency of the grid. Once energy is stored in our solutions, it can be discharged to the grid in a controlled and reliable manner at any time, regardless of the then current ability of the generation assets to provide power. Our energy storage solutions are designed to accommodate a wide variety of power sources and to achieve an attractive levelized cost of energy relative to fossil fuels. Collectively, these abilities greatly broaden the use cases and time duration scenarios that can be addressed by certain sources of renewable power and provide backup capacity for fossil fuels.

Our solutions include:

•	B-Vault: Our electrochemical battery energy storage solution (“BESS”) that meets short-duration energy storage needs, typically, in the range of one to four hours. Our B-Vault solution is designed to utilize purpose-built battery and inverter systems with an innovative architecture that lowers costs, improves performance, and promotes project safety. Our B-Vault solution is a suite of fully integrated battery energy storage equipment designed for reliability, flexibility, and availability. We believe electrochemical battery energy storage (inclusive of lithium-ion, flow, metal air, and other battery chemistry technologies) is currently the most widely accepted and fastest growing technology for short-duration energy storage applications.

•	B-Nest: Our proprietary multi-story structure designed to house batteries for onsite energy storage serving space-constrained project sites. Our B-Nest solution is capable of storing up to 1.6 GWh of energy per acre, which represents an 8X increase in installed site energy density over a traditional ground-mounted battery energy storage system (“BESS”). As of December 31, 2024, the Company is in active discussions with a number of potential customers, along with fire departments and other permitting bodies about our B-Nest solutions to ensure market acceptance.

•	G-Vault: Our proprietary gravity energy storage solutions (“GESS”) are designed to meet long-duration energy storage needs, typically, in the range of four to twelve hours. G-Vault solutions leverage the core, proven energy storage technology of pumped hydroelectric storage, while not being constrained by the same geological factors of pumped hydroelectricity. Today, the Company offers a suite of gravity energy storage solutions utilizing multiple approaches, including moveable masses or modular pumped hydro. Heretofore, the Company has largely commercialized this technology and associated material science through the use of licenses, but the Company is also exploring the use of partnership models for co-development and technology deployment.

•	H-Vault: Our hydrogen or hybrid energy storage solutions (“HESS”), including systems that integrate hydrogen, are designed to meet customer specific energy storage needs. For example, our H-Vault solutions when combined with B-Vault solutions, enable ultra-long-duration energy storage needs and provide black start and grid forming capabilities for communities supported by microgrids or other critical infrastructure. H-Vault supports community-scale microgrid generation that can be less carbon-intensive than using diesel-fueled generators for emergency backup power. For example, hydrogen is produced via electrolysis and powered by renewable energy, which does not directly emit carbon emissions when used to store energy for long periods of time.

•	Software Solutions: Our proprietary software solutions offer technology-agnostic management systems designed to maximize the economic and environmental value of energy generation and storage assets. Our software incorporates artificial intelligence, predictive analytics, and software optimization algorithms to provide our customers with efficient and profitable operation of their power generation assets. Our software solutions include:

o	Vault-OS Energy Management System (“EMS”): Our EMS manages one or more of our diverse energy storage mediums and the underlying generation assets to optimize the delivery of power to our customers for their varied and multiple use cases.

o	Vault-Bidder: Vault-Bidder utilizes machine learning algorithms to match node-specific data with real-time weather and asset performance information to generate tailored load, generation, dispatch, and price forecasting across all assets.

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o	Vault-Manager: Vault-Manager incorporates a forward-looking design to safeguard asset management and to help blend developing technologies seamlessly into existing solutions.

Recent Developments

Between October 2024 and March 2025, we agreed to loan Stoney Creek BESS Pty Ltd (“Stoney Creek”) up to AUD 8.8 million (or $5.5 million) to assist them in paying for BESS project development related costs. We also agreed to provide Stoney Creek a bank guarantee of up to AUD 2.5 million (or $1.6 million) as security for a performance bond. On March 17, 2025, we entered into a share purchase agreement to acquire Stoney Creek for a nominal purchase price of one hundred Australian dollars. The closing of the acquisition is subject to regulatory review and approval in Australia. Upon closing of the acquisition, the carrying value of the note receivable is expected to be incorporated as part of the total consideration.

On March 31, 2025, we entered into a license and royalty agreement with a publicly listed infrastructure development company in India. The agreement is expected to accelerate the manufacturing and deployment of our B-Vault BESS technology alongside our VaultOS EMS software, in the Indian market. The agreement includes upfront licensing fees paid to Energy Vault, in addition to long-term recurring royalty revenue streams.

On April 16, 2025, we were notified by the NYSE that we were not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of our common stock was less than $1.00 over a consecutive 30 trading-day period. The notice did not result in the immediate delisting of our common stock from the NYSE. Under NYSE rules, we have a period of six months from receipt of the notice to regain compliance with the NYSE minimum stock price listing requirement. We intend to consider available alternatives, subject to stockholder approval, to cure the stock price non-compliance. Under the NYSE’s rules, if we determine that we will cure the stock price deficiency by taking an action that will require stockholder approval, the price condition will be deemed cured if the average closing price exceeds $1.00 per share over a 30-day trading period and we have a closing share price of at least $1.00 on the last day of the cure period. Our common stock will continue to be listed and trade on the NYSE during this cure period.

The Hudson Global Transaction

On March 31, 2025, we entered into an equity purchase agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC, a Nevada limited liability company (“Hudson”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to Hudson, and Hudson is obligated to purchase, up to approximately $25,000,000 of newly issued shares (the “Maximum Commitment”) of the Company’s common stock, from time to time during the term of the Purchase Agreement, subject to certain limitations and conditions (the “Hudson Offering”). As consideration for Hudson’s commitment to purchase shares of common stock under the Purchase Agreement, we issued to Hudson 4250,000 shares of common stock, valued at $406,845.20 at the time of issuance, following the execution of the Purchase Agreement (the “Commitment Shares”).

The Purchase Agreement initially precludes us from issuing and selling more than 30,833,163 shares of our common stock, including the Commitment Shares, which number equals 19.99% of our common stock issued and outstanding as of March 31, 2025, unless we obtain stockholder approval to issue additional shares, or unless certain exceptions apply. In addition, a beneficial ownership limitation in the agreement initially limits us from directing Hudson to purchase shares of common stock if such purchases would result in Hudson beneficially owning more than 4.99% of the then-outstanding shares of our common stock.

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From and after the initial satisfaction of the conditions to our right to commence sales to Hudson under the Purchase Agreement (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), we may direct Hudson to purchase shares of common stock at a purchase price per share equal to the lesser of (i) 88% of the closing price of the Company’s common stock on the Principal Market on the Trading Day immediately preceding the respective Put Date (as defined in the Purchase Agreement) (the “Initial Purchase Price”), or (ii) 88% of the lowest closing price of the Company’s Common Stock on the Principal Market on any Trading Day during the period beginning on the Put Date and continuing through the date that is three Trading Days immediately following the Clearing Date associated with the applicable Put Notice (such three trading day period is the “Valuation Period”, and the price is the “Market Price”), on such date on which the Purchase Price is calculated in accordance with the terms of the Purchase Agreement. We will control the timing and amount of any such sales of common stock to Hudson. Actual sales of shares of common stock to Hudson will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for the Company and our operations.

Unless earlier terminated, the Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the Commitment Period (as defined in the Purchase Agreement), (ii) Hudson’s purchase or receipt of the Maximum Commitment worth of common stock, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon prior written notice to Hudson.

We intend to use the net proceeds, if any, from the Hudson Offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. The Purchase Agreement contains customary representations, warranties and agreements by us, as well as customary indemnification obligations of the Company. In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to register the Commitment Shares and the shares issuable pursuant to the Purchase Agreement.

Stock Exchange Listing

Our common stock is listed on the NYSE under the symbols “NRGV.”

Corporate Information

Energy Vault Holdings, Inc. was originally incorporated under the name Novus Capital Corporation II as a special purpose acquisition company in the state of Delaware in September 2020 with the purpose of effecting a merger with one or more operating businesses. On September 8, 2021, Novus Capital Corporation II announced that it had entered into a definitive agreement for a business combination with Energy Vault, Inc. that would result in Energy Vault, Inc. becoming a wholly owned subsidiary of Novus Capital Corporation II. Upon the closing of the Business Combination on February 11, 2022, Novus Capital Corporation II was immediately renamed to “Energy Vault Holdings, Inc.”

Our principal executive office is located at 4165 East Thousand Oaks Blvd., Suite 100, Westlake Village, CA 91362. Our telephone number is (805) 852-0000. Our website address is www.energyvault.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Implications of being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of Novus Capital Corporation II’s initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” (as defined in the Exchange Act); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

In addition, we have elected to use the exemption for the delayed adoption of certain accounting standards until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

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THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Energy Vault Holdings, Inc.

Shares of Common Stock Offered Hereby	Up to $25,000,000 of shares of our common stock that we may sell to Hudson Global from time to time at our sole discretion until March 31, 2027, pursuant to the Purchase Agreement, including 452,000 shares of our common stock, valued at $406,845.20 at the time of issuance, being issued to Hudson Global as Commitment Shares.

Common Stock Outstanding After the Offering	Up to 182,926,010 shares of common stock, assuming sales of 26,881,720 shares of common stock, based on the public offering price of $0.93 per share of common stock, which was the last reported sale price of our common stock on the NYSE on May 29, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate and working capital purposes. Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. See the section titled “Use of Proceeds” on page S-20 of this prospectus supplement.

NYSE Symbol	“NRGV”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth in the section titled “Risk Factors,” beginning on page S-12 of this prospectus supplement, and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and as described or may be described in any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

Transfer Agent	Continental Stock Transfer & Trust Company

The number of shares of common stock to be outstanding after this offering as set forth above is based on 156,044,290 shares issued and outstanding as of May 8, 2025, and excludes:

•	6,428,754 shares of common stock issuable upon vesting and exercise of stock options outstanding as of March 31, 2025 under our 2022 Equity Incentive Plan ( the “Plan”) (of which 2,342,465 shares are vested and exercisable as of March 31, 2025);

•	5,897,144 shares of common stock issuable upon the vesting of performance-based stock units outstanding as of March 31, 2025 under the Plan and the 2022 Employment Inducement Award Plan (the “2022 EIAP”);

•	19,776,292 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2025 under the Plan and the 2022 EIAP;

•	1,501,963 shares of common stock reserved for grants and unsold pursuant to our 2022 EIAP;

•	8,000,000 shares of common stock reserved for grants and unsold pursuant to our 2025 Employment Inducement Award Plan (the “2025 EIAP”); and

•	5,166,666 shares issuable upon exercise of our outstanding warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, as supplemented by any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other SEC filings. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occur, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and Our Common Stock

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The sale of shares of our common stock to Hudson Global as Shares under the Purchase Agreement will be at our sole discretion from time to time, commencing after the satisfaction of certain conditions set forth in the Purchase Agreement until March 31, 2027. The purchase price for the Shares that we may sell to Hudson Global under the Purchase Agreement will fluctuate based on the trading price of our common stock. Depending on market liquidity at the time, sales of such Shares may cause the trading price of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of Shares to Hudson Global. We may ultimately decide to sell to Hudson Global all, some or none of the Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Shares to Hudson Global, after Hudson Global Hudson Global acquired the Shares, Hudson Global may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Hudson Global by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Hudson Global, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

It is not possible to predict the actual number of shares of common stock we will issue, if any, under the Sales Agreement or the aggregate proceeds resulting from sales made under the Sales Agreement.

On March 31, 2025, we entered into the Purchase Agreement with Hudson Global, pursuant to which Hudson Global committed to purchase up to $25,000,000 million in shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. We generally have the right to control the timing and amount of any sales of our shares of common stock to Hudson Global under the Purchase Agreement, although we are unable to control the market price of the common stock at the time such shares are sold or the purchase price per share that Hudson Global will pay for such shares. Our decision to sell shares of common stock under the Purchase Agreement, if any, to Hudson Global will depend upon market conditions, the trading price of the common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell to Hudson Global all, some, or none of the Shares that may be available for us to sell pursuant to the Purchase Agreement.

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Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of the Shares to Hudson Global, we are precluded from issuing and selling more than 30,833,163 shares of our common stock (including the Commitment Shares), which number equals 19.99% of the number of shares of our common stock issued and outstanding as of March 31, 2025 (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Hudson Global for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable NYSE rules. If, after the Commencement Date (as defined below), we elect to sell to Hudson Global all of the Shares permitted under the Purchase Agreement, the actual gross proceeds from the sale of all such Hudson Global may be substantially less than the $25,000,000 million total commitment in light of the Exchange Cap limitation, which could materially adversely affect our liquidity.

Further, because the purchase price per share to be paid by Hudson Global for the Shares that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the three consecutive trading day period immediately following the exercise date for such purchase made pursuant to the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of common stock that we will sell to Hudson Global thereunder, if any, the purchase price per share that Hudson Global will pay for such shares, or the aggregate gross proceeds that we will receive from those purchases, if any.

The terms of the Purchase Agreement limit the amount of shares of common stock we may issue to Hudson Global, which may have an adverse effect on our liquidity.

The Purchase Agreement includes restrictions on our ability to sell Shares to Hudson Global, including, subject to specified limitations, if a sale would cause Hudson Global and its affiliates to beneficially own more than 4.99% of our issued and outstanding common stock (the “Beneficial Ownership Limitation”). Accordingly, we cannot guarantee that we will be able to sell all $25,000,000 shares of common stock in this offering. If we cannot sell the full amount of the shares that Hudson Global has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

The availability of shares for sale or other issuance in the future could reduce the market price of our common stock.

Our board of directors (our “Board”) has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, or issue additional shares of preferred stock, which are convertible into shares of common stock. In the future, we may issue securities to raise cash for acquisitions, as consideration in acquisitions, to pay down debt, to fund capital expenditures or general corporate expenses, in connection with the exercise of stock options or to satisfy our obligations under our incentive plans. We may also acquire interests in other companies by using a combination of cash, our preferred stock and our common stock or just our common stock. We may also issue securities, including our preferred stock, that are convertible into, exchangeable for, or that represent the right to receive, our common stock. The occurrence of any of these events or any issuance of common stock may dilute your ownership interest in our Company, reduce our earnings per share and have an adverse impact on the price of our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our governing documents authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

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The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

There may be future sales or issuances of our common stock, which will dilute the ownership interests of stockholders and may adversely affect the market price of our common stock.

Our Second Amended and Restated Certificate of Incorporation currently in effect authorizes us to issue 500,000,000 shares of common stock, of which 156,044,290 shares were issued and outstanding as of May 8, 2025. We may in the future issue additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities, which may result in dilution to our stockholders. In addition, our stockholders may be further diluted by future issuances under our equity incentive plans. The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or similar securities in the market after this offering or the perception that such sales or issuances could occur.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

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THE HUDSON GLOBAL TRANSACTION

Description of the Purchase Agreement

On March 31, 2025, we entered into the Purchase Agreement with Hudson Global Ventures, LLC (“Hudson Global”) pursuant to which we have the right, but not the obligation, to sell to Hudson Global up to $25,000,000 of shares of Common Stock (the “Shares”), subject to certain limitations and conditions set forth therein.

We are offering, pursuant to the Purchase Agreement, to sell, at our option, up to $25,000,000 of our common stock to Hudson Global (the “Maximum Commitment”). The Maximum Commitment may be sold pursuant to this prospectus under the terms of the Purchase Agreement.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as the investor thereunder. You may request copies of these agreements, and related ancillary documents, as set forth under the section titled “Where You Can Find Additional Information.”

As consideration for Hudson Global’s commitment pursuant to the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued to Hudson Global 452,000 Commitment Shares, valued at $406,845.20 at the time of issuance, on May 15, 2025. We also agreed to reimburse Hudson Global for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $15,000.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of Shares to Hudson Global set forth in the Purchase Agreement (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the date of the Commencement (the “Commencement Date”), subject to earlier termination as set forth in the Purchase Agreement, to direct Hudson Global to make purchases of Shares, as further described in the Purchase Agreement (each, a “Purchase”) by delivering a Put Notice (as such term is defined in the Purchase Agreement) on any trading day (the trading day during the Commitment Period that a Put Notice is deemed delivered is, the “Put Date”). We may not deliver any Put Notice to Hudson Global unless at least three trading days has elapsed since the date on which the most recent prior notice for a Purchase was delivered by us to Hudson Global and all Shares subject to prior Put Notices have been received by Hudson Global.

The purchase price of the Shares that we elect to sell to Hudson Global pursuant to a Purchase (the “Purchase Price”) will be the lesser of (i) 88% of the closing price of the Company’s Common Stock, as listed on NYSE, on the trading day immediately preceding the respective Put Date (the “Initial Purchase Price”), or (ii) 88% of the lowest closing price of the Company’s Common Stock on the Principal Market on any Trading Day during the period beginning on the Put Date and continuing through the date that is three trading days immediately following the Clearing Date associated with the applicable Put Notice (such three trading day period is the “Valuation Period”, and the price is the “Market Price”), on such date on which the Purchase Price is calculated in accordance with the terms of the Purchase Agreement. The Purchase Price per share of Shares to be sold in a Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Valuation Period used to compute the purchase price per share for such purchase.

The Company may direct Hudson Global, by its delivery of a Put Notice, to purchase Shares: (i) in a minimum amount not less than $25,000.00 (calculated using the Initial Purchase Price) and (ii) in a maximum amount up to the lesser of (a) $2,500,000.00 (calculated using the Initial Purchase Price) or (b) 200% of the average trading volume of the Company’s Common Stock on the Principal Market during the three Trading Days immediately preceding the respective Put Date, multiplied by the lowest closing price of the Company’s Common Stock on the Principal Market during the three Trading Days immediately preceding the respective Put Date. There is no upper limit on the price per share that Hudson Global could be obligated to pay for Shares under the Purchase Agreement.

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From and after Commencement, we will control the timing and amount of any sales of Shares to Hudson Global. Actual sales of Shares to Hudson Global under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, market conditions, the trading price of the common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Hudson Global all, some, or none of the Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from directing Hudson Global to purchase any Shares if those shares, when aggregated with all other shares of our common stock then beneficially owned by Hudson Global (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder) would result in Hudson Global beneficially owning more than 4.99% of our issued and outstanding common stock (the “Beneficial Ownership Limitation”).

Exchange Cap

Under applicable NYSE rules, in no event may we issue to Hudson Global under the Purchase Agreement more than 30,833,163 shares of our common stock (including the Commitment Shares), which number of shares equals the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap.

Proceeds

Because the purchase price per share to be paid by Hudson Global for the Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the Valuation Period for each Purchase made, as of the date of this prospectus supplement it is not possible for us to predict the number of shares of common stock that we will sell to Hudson Global thereunder, the actual purchase price per share to be paid by Hudson Global for such shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of March 31, 2025, there were 154,242,940 shares of our common stock issued and outstanding, which excludes both the Commitment Shares issuable to Hudson Global and the Shares we may, in our sole discretion, sell to Hudson Global from time to time from and after the Commencement Date pursuant to the Purchase Agreement. Further, although the Purchase Agreement provides that we may issue and sell up to an aggregate of $25,000,000 of Shares to Hudson Global, only 30,833,163 shares of our common stock (representing the maximum number of shares we may issue and sell under the Purchase Agreement in light of the Exchange Cap limitation) may be sold to Hudson Global and are being registered for resale under this prospectus, which includes the Commitment Shares. If all of the shares offered hereunder were issued and outstanding as of March 31, 2025, such shares would represent approximately 19.99% of the total number of shares of our common stock outstanding as of March 31, 2025.

If, after the Commencement Date, we elect to sell to Hudson Global all of the Shares (in addition to the Commitment Shares) that are available for sale by us to Hudson Global under the Purchase Agreement and that are being registered for resale under this prospectus, depending on the market prices of our common stock during the applicable Valuation Period for each Purchase made pursuant to the Purchase Agreement, the actual gross proceeds to us from the sale of all such shares may be substantially less than the $25,000,000 Maximum Commitment.

If it becomes necessary for us to issue and sell to Hudson Global more shares of our common stock than are being registered for resale under this prospectus, we must first (i) obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable NYSE rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by Hudson Global of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Hudson Global under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our common stock in addition to the 30,833,163 shares being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Hudson Global is dependent upon the number of Shares, if any, we ultimately sell to Hudson Global under the Purchase Agreement.

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The proceeds from sales of Shares, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell Shares to Hudson Global. To the extent we sell Shares under the Purchase Agreement, we plan to use any proceeds therefrom for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures.

Conditions Precedent to Commencement and For Delivery of Purchase Notices

Our right to deliver Purchase Notices to Hudson Global under the Purchase Agreement, and Hudson Global’s obligation to accept Purchase Notices delivered by us, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable Put Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Hudson Global under the Purchase Agreement) shall continue to be effective under the Securities Act, and Hudson Global is able to utilize this prospectus to resell all of the shares of common stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Hudson Global under the Purchase Agreement) or prohibiting or suspending the use of this prospectus;

•	Both us and Hudson Global shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by such party;

•	trading in our common stock shall not have been suspended by the SEC, NYSE, or the Financial Industry Regulatory Authority (“FINRA”), and we shall not have received any final and non-appealable notice that the listing of our common stock on NYSE shall be terminated on a date certain (unless, prior to such date, the common stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement); and

•	there shall be the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, or seeking material damages in connection with such transactions.

Covenants

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Restrictions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition on entering into certain “Variable Rate Transactions,” as defined in the Purchase Agreement. Hudson Global and its affiliated entities have agreed not to cause, or engage in any manner whatsoever in, any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

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Termination

The Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) Hudson Global’s purchase of the Shares equal to Maximum Commitment, or (iii) the occurrence of certain other events set forth in the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon prior written notice to Hudson Global, provided that Hudson Global no longer holds any Shares and such notice is not delivered during a Valuation Period.

Effect of Performance of the Purchase Agreement on Our Existing Stockholders; Dilution

The issuance of shares of our common stock to Hudson Global pursuant to the Purchase Agreement will not affect the rights or privileges of our existing common stockholders, except that the economic and voting interests of each of our existing common stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Hudson Global under the Purchase Agreement. For additional information, refer to the sections of this prospectus titled “Risk Factors” and “Dilution.”

All shares of common stock registered in this offering are expected to be freely tradable. The sale by Hudson Global of a significant number of shares of our common stock that are registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of Shares, if any, to Hudson Global under the Purchase Agreement will depend upon market conditions, the trading price of the common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell Hudson Global all, some, or none of the Shares that may be available for us to sell to Hudson Global pursuant to the Purchase Agreement.

If and when we do elect to sell Shares to Hudson Global, Hudson Global may sell all, some, or none of those shares at any time or from time to time in its discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from Hudson Global in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from Hudson Global as a result of future sales made by us to Hudson Global at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of Shares to Hudson Global, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of our arrangement with Hudson Global, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of Shares to Hudson Global, only 30,833,163 shares of our common stock (representing the maximum number of shares we may issue and sell under the Exchange Cap limitation) are being registered for resale under this prospectus, which includes the 452,000 Commitment Shares. If, after the Commencement Date, we elect to issue and sell to Hudson Global all shares of common stock being registered for resale under this prospectus, the actual gross proceeds from the sale of all such shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement, depending on the market prices of our common stock during each applicable Valuation Period. If it becomes necessary for us to issue and sell to Hudson Global more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $25,000,000, we must first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable NYSE rules. The number of shares of our common stock ultimately offered for sale by Hudson Global is dependent upon the number of Shares, if any, we ultimately sell to Hudson Global under the Purchase Agreement.

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The following table sets forth the amount of gross proceeds we would receive from Hudson Global from our sale of Shares under the Purchase Agreement at varying purchase prices, assuming we were to sell the maximum number of Shares to Hudson Global permitted under the Exchange Cap thereunder:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Hudson Global (2)	Gross Proceeds from the Sale of Shares to Hudson Global Under the Purchase Agreement
$0.93	(3)	26,881,720	17%	$25,000,000
$1.00		25,000,000	16%	$25,000,000
$1.50		16,666,667	11%	$25,000,000
$2.00		12,500,000	8%	$25,000,000

(1)	Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common stock to Hudson Global, we are only registering 30,833,163 shares, under this prospectus, which may or may not cover all of the shares of our common stock we ultimately sell to Hudson Global under the Purchase Agreement. We will not issue more than an aggregate of 30,833,163 shares of our common stock unless otherwise approved by our board of directors, and unless we obtain a stockholder vote to do so or the average purchase price of such shares equals or exceeds the Base Price (as that term is defined in the Purchase Agreement). The number of registered shares to be issued as set forth in this column (i) gives effect to the Exchange Cap (as applicable), (ii) is without regard to the Beneficial Ownership Limitation, and (iii) includes the 452,000 Commitment Shares.

(2)	The denominator is based on 157,525,490 shares outstanding as of May 29, 2025, adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to Hudson Global, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing price of our common stock on May 29, 2025.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering to invest in the development, construction and deployment of energy storage-related projects, working capital and general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the uses described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade investments, certificates of deposit or guaranteed obligations of the U.S. government.

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DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. The payment of dividends on our Common Stock will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per share of common stock after this offering.

As of March 31, 2025, we had a net tangible book value of $109.8 million, or $0.71 per share of common stock, based on 156,044,290 shares of common stock outstanding as of such date. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at March 31, 2025.

After giving effect to (i) the issuance of 452,000 Commitment Shares to Hudson Global on May 15, 2025, (ii) the sale of 30,547,409 of shares of our common stock at an assumed offering price of $0.93 per share, the last reported sale price of our common stock on May 29, 2025, and (iii) after deducting fees and estimated offering expenses payable by us, the pro forma net tangible book value as of March 31, 2025 would have been approximately $134.8 million. This represents an immediate increase in the net tangible book value of $0.02 per share to existing stockholders and an immediate dilution of $0.20 per share to the investor purchasing shares of our common stock in this offering.

The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares of common stock sold and other terms of the offering determined at the time the shares of common stock are sold pursuant to this prospectus supplement and accompanying prospectus. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.93
Net tangible book value per share as of March 31, 2025	$109,782,000
Increase attributable to new investors purchasing shares of our common stock in this offering	$25,000,000
As adjusted net tangible book value per share after giving effect to this offering		$0.73
Dilution per share to new investors		$0.20

The number of shares of common stock to be outstanding after this offering as set forth above is based on 156,044,290 shares issued and outstanding as of May 8, 2025, and excludes:

•	6,428,754 shares of common stock issuable upon vesting and exercise of stock options outstanding as of March 31, 2025 under our 2022 Equity Incentive Plan (the “Plan”) (of which 2,342,465 shares are vested and exercisable as of March 31, 2025);

•	5,897,144 shares of common stock issuable upon the vesting of performance-based stock units outstanding as of March 31, 2025 under the Plan and the 2022 Employment Inducement Award Plan (the “2022 EIAP”);

•	19,776,292 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2025 under the Plan and the 2022 EIAP;

•	1,501,963 shares of common stock reserved for grants and unsold pursuant to our 2022 EIAP;

•	8,000,000 shares of common stock reserved for grants and unsold pursuant to our 2025 Employment Inducement Award Plan (the “2025 EIAP”); and

•	5,166,666 shares issuable upon exercise of our outstanding warrants.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or warrants to purchase shares of our common stock that will be outstanding after this offering. To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We are offering to sell, at our option, up to $25,000,000 of our common stock to Hudson Global under the terms of the Purchase Agreement. This prospectus also covers the resale of these shares by Hudson Global to the public.

Purchase Agreement

On March 31, 2025, we entered into the Purchase Agreement with Hudson Global pursuant to which we have the right, but not the obligation, to sell to Hudson Global up to that number of Shares equal to the Maximum Commitment, subject to certain limitations and conditions set forth therein. As consideration for Hudson Global’s commitment pursuant to the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued to Hudson Global 452,000 Commitment Shares, valued at $406,845.20 at the time of issuance on May 15, 2025.

The purchase price of the Shares that we elect to sell to Hudson Global pursuant to a VWAP Purchase will be determined by will be the lesser of the (i) Initial Purchase Price (as defined above), or (ii) the Market Price (as defined above). Accordingly, the purchase price for the Purchased Shares will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement.

Hudson Global may not assign or transfer its rights and obligations under the Purchase Agreement.

Fees and Expenses

We have agreed to reimburse Hudson Global for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $15,000.

Sale of Shares

Hudson Global may sell or distribute its shares of our common stock from time to time directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices. The sale of shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

Hudson Global has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Hudson Global has informed us that each such broker-dealer will receive commissions from Hudson Global that will not exceed customary brokerage commissions.

S-23

Termination or Suspension of Offering

This offering will terminate on the date that all shares offered by this prospectus have been resold by Hudson Global. We may suspend the sale of shares to Hudson Global pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information.

No Short Sales

Hudson Global has represented to us that at no time prior to the execution of the Purchase Agreement has Hudson Global or its agents, representatives or affiliates engaged in or effected, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Hudson Global agreed that, during the term of the Purchase Agreement, Hudson Global and its agents, representatives and affiliates, will not enter into or effect, directly or indirectly, any of the foregoing transactions.

Statutory Underwriter; Regulation M

Hudson Global is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. As an underwriter, Hudson Global is required to comply with certain requirements of the Securities Act and the Exchange Act, including Regulation M. With certain exceptions, Regulation M precludes Hudson Global, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Except as disclosed in this prospectus supplement, we know of no existing arrangements between Hudson Global or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Our common stock is listed on the NYSE under the symbols “NRGV.”

The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

S-24

LEGAL MATTERS

The validity of the issuance of our common stock and certain other legal matters in connection with the issuance of our common stock will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated by reference in reliance of the report of BDO USA, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. Our website is located at http://energyvault.com and our reports, amendments thereto, proxy statements, and other information are also made available, free of charge, on our investor relations website at http://https://investors.energyvault.com as soon as reasonably practicable after we electronically file or furnish such information with the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

S-25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 13, 2025;

•	The information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A relating to our 2025 annual meeting of stockholders, filed with the SEC on April 10, 2025;

•	Our Current Reports on Form 8-K or 8-K/A filed with the SEC on April 21, 2025 (excluding any information furnished but not filed in such reports under Item 2.02, Item 7.01, or Item 9.01); and

•	The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent amendment or report filed with the SEC for the purpose of updating the description.

In addition, all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus supplement until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus supplement and will automatically be deemed to modify and supersede any information in this prospectus supplement, the accompanying prospectus and any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein or therein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

4165 East Thousand Oaks Blvd.

Suite 100

Westlake Village, CA 91362

(805) 852-0000

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

S-26

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “NRGV.” On June 29, 2023 the last reported sale price of our common stock on the New York Stock Exchange was $2.79 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2023.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Energy Vault,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Energy Vault Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking statements within the meaning of federal securities law, and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this prospectus, including, but not limited to:

•	changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model and growth strategy;

•	our ability to develop and maintain our brand and reputation;

•	developments and projections relating to our business, our competitors, and industry;

•	the impact of health epidemics on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth;

•	our business, expansion plans and opportunities; and

•	other factors detailed under the section of this prospectus entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements for any reason, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.energyvault.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 13, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 17, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2023, February 10, 2023 and May 25, 2023 and our Amended Current Report on Form 8-K/A filed with the SEC on May 26, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Energy Vault Holdings, Inc.
4360 Park Terrace Drive
Suite 100
Westlake Village, California 91361
(805) 852-0000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a grid-scale energy storage company that is driving a faster transition to renewable power by solving the intermittence issues that are inherent to the most prevalent sources of renewable energy, solar and wind.

Our energy storage and software solutions allow utilities, independent power producers, and large energy users to manage their power portfolios. We provide turnkey energy storage solutions that meet the demands of the market for shorter duration with our battery energy storage systems (“BESS”) and longer duration with our gravity energy storage systems (“GESS”). In addition, our hybrid systems that incorporate other energy storage mediums, such as green hydrogen, address demand for extended duration energy storage. Our technology agnostic EMS platform once fully functional will orchestrate the management of one or more of our diverse storage mediums and the underlying generation assets to enable the delivery of power to our customers for their varied and multiple use cases.

Our solutions are designed to address the intermittency issues by storing energy produced when renewable energy production is active. Once stored in our storage solutions, energy can be discharged to the grid in a controlled and reliable manner at any time, regardless of the then current ability of the renewable sources to generate power. Our energy storage solutions are designed to accommodate a wide variety of renewable power sources and to achieve an attractive levelized cost of energy relative to fossil fuels. Collectively, these abilities greatly broaden the use cases and time duration scenarios that can be addressed by certain sources of renewable power.

Our portfolio of market-ready turnkey energy storage solutions currently includes:

•	BESS are our integrated solutions to meet shorter-duration storage needs.

•	GESS include our proprietary EVx solution to meet longer-duration storage needs.

•	Green hydrogen energy storage systems (“gHESS”) are our integrated solutions to meet extended duration storage needs.

•	Hybrid energy storage systems (“HESS”) are our uniquely integrated solutions which allow the pairing of various energy storage mediums to meet specific customer needs.

•	Energy management software platform (“EMS”) is our proprietary solution designed by our Energy Vault Solutions (“EVS”) division that orchestrates the management of one or more of our diverse storage mediums, along with the underlying generation assets to enable the delivery of power to our customers for their varied and multiple use cases.

Corporate Information

Energy Vault Holdings, Inc. was originally incorporated under the name Novus Capital Corporation II as a special purpose acquisition company in the state of Delaware in September 2020 with the purpose of effecting a merger with one or more operating businesses. On September 8, 2021, Novus Capital Corporation II announced that it had entered into a definitive agreement for a business combination with Energy Vault, Inc. that would result in Energy Vault, Inc. becoming a wholly owned subsidiary of Novus Capital Corporation II. Upon the closing of the Business Combination on February 11, 2022, Novus Capital Corporation II was immediately renamed to “Energy Vault Holdings, Inc.”

Our principal executive office is located at 4360 Park Terrace Drive, Suite 100, Westlake Village, CA 91361. Our telephone number is (805) 852-0000. Our website address is www.energyvault.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of Novus Capital Corporation II’s initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” (as defined in the Exchange Act); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

The Second Amended and Restated Charter authorizes the issuance of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value of $0.0001 per share. As of May 31, 2023, there were 142,105,115 shares of common stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of our common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes of approximately equal size, each of which generally serves for a term of three years with only one class of directors being elected in each year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Options

As of May 31, 2023, there were options to purchase 6,149,100 shares of our common stock outstanding, with a weighted-average exercise price of $1.69.

Restricted Stock Units

As of May 31, 2023, there were 24,091,884 restricted stock units outstanding, each representing the right to receive one share of our common stock.

Warrants

As of May 31, 2023, there were 5,166,666 Private Warrants to purchase common stock outstanding, held by our Founders (as defined in the Registration statement on Form S-1 (File No. 333-262720)). Each Private Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below. The Private Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon liquidation.

The Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Founders or their permitted transferees.

The Private Warrants were issued in registered form under the warrant agreement dated as of February 3, 2021 by and between the Company (f/k/a Novus Capital Corp. II) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”.) The Warrant Agreement provides that the terms of the Private Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Private Warrants, if such modification or amendment is being undertaken after the Closing, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Private Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Private Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Private Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Private Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Private Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our common stock and any voting rights until they exercise their Private Warrants and receive shares of our common stock. After the issuance of shares of common stock upon exercise of the Private Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

Certain Anti-Takeover Provisions of Delaware Law

Pursuant to the Second Amended and Restated Charter, we have not opted out of Section 203 of the DGCL. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•	the board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if the board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Special Meeting of Stockholders

The Second Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer and our board of directors pursuant to adoption of a resolution.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Second Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. These bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Written Consent by Stockholders

Under the Second Amended and Restated Charter, subject to the rights of any series of preferred stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

Exclusive Form Selection

The Second Amended and Restated Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Second Amended and Restated Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The Second Amended and Restated Charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the Second Amended and Restated Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We also intend to enter into agreements with our officers and directors to provide contractual indemnification. The Second Amended and Restated Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registrar and Transfer Agent; Warrant Agent

Continental Stock Transfer & Trust Company is the registrar and transfer agent for the shares of our common stock, and the warrant agent for the warrants. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our common stock is listed on the NYSE under the symbols “NRGV.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Energy Vault,” “we,” “our” or “us” refer to Energy Vault Holdings, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving entity or the successor person (if other than Energy Vault) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Energy Vault and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Energy Vault;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Energy Vault, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Energy Vault and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of Energy Vault not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor Energy Vault assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor Energy Vault will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Energy Vault and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Energy Vault and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Energy Vault.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Energy Vault Holdings, Inc.. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Energy Vault Holdings, Inc. incorporated by reference in this prospectus have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.